FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): July 19, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)

        9050 Pines Blvd., Suite 225, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590


            Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting

On July 18, 2006 certain regulatory officials at the American Stock Exchange called the Company and stated that they intended to send a notice to the Company that the Company's common shares currently traded on the Exchange would be de-listed. On July 19, 2006 the Company received a letter from the American Stock Exchange stating that the Exchange intended to de-list the Company's shares because the Company's press releases were "overly promotional" and that the Company had not provided all requested documentation to the Exchange pursuant to a request for information.

Item 9.01 Financial Statements and Exhibits.

On July 19, 2006, the Company distributed a press release announcing the receipt of the AMEX de-listing notice as set forth in Item 3.01 above. A copy of this press release is attached as Exhibit 99.1 hereto.


                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GlobeTel Communications Corp.


Dated: July 19, 2006                    By: /s/ Timothy M. Huff
                                           --------------------------
                                           Timothy M. Huff
                                           Chief Executive Officer

Exhibits.

99.1         Press Release dated July 19, 2006